Exhibit 99.1

Safety Shot Appoints Serial Entrepreneur John Gulyas as Chairman of the Board

With multiple 7-figure exits, John Gulyas will help lead Safety Shot in its ongoing efforts to become a leading wellness beverage brand.

JUPITER, FL – March 04, 2024 – Safety Shot, Inc. (Nasdaq: SHOT) (the “Company), a pioneer in innovative well-being solutions, today announced that Glynn Wilson PhD. has stepped down as Chairman of the Board and in his place the Company has appointed John Gulyas.

Gulyas was the Founder and President of GBB Drink Lab, and co-founder of the Safety Shot beverage, the world’s first rapid blood alcohol detoxification drink. He has experience in industries ranging from cellular services, to waste management, to hospitality and has owned and operated multiple franchise brands for over 13 years.

In addition to owning and operating franchise locations, he consulted multiple franchisors on how to successfully develop their brands. Some of his most notable work was as an original Member of European Wax Center, where he was with the brand during the time that it went from 4 to 640 locations. He is an investor in multiple franchise concepts and was the co-founder of Vio Med Spa, a national franchise brand.

“I believe Safety Shot is a once-in-a-century kind of functional beverage that can improve wellbeing and potentially reduce the various hazards of alcohol overconsumption. We have exciting things lined up to fuel Safety Shot’s pivot to becoming a leading wellness beverage brand that could help millions of consumers,” Gulyas stated. “I will put my whole heart into building on the foundation that Safety Shot can be a high-profile product which has the potential to greatly increase shareholder value,” he added.

About Safety Shot

Safety Shot, Inc., has developed a first of its kind beverage that makes you feel better faster from the effects of alcohol by reducing blood alcohol content and increasing mental clarity. Safety Shot leverages scientifically proven ingredients to enhance metabolic pathways responsible for breaking down blood alcohol levels. The formulation includes a tailored selection of all-natural vitamins, minerals, and nootropics, promoting faster alcohol breakdown and aiding in recovery and rehydration. Safety Shot has been available for retail purchase since the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. Additionally, the Company plans to introduce business-to-business sales to distributors, retailers, restaurants, and bars in 2024.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2022 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contact:

Phone: 561-244-7100

Email: investors@drinksafetyshot.com